EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Coppins, state and attest that:

(1)	I am the Principal Financial and Accounting Officer of Main Place Funding, LLC (the “Registrant”).

(2)	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

•	the Quarterly Report on 10-Q of the Registrant for the quarter ended June 30, 2003 (the “periodic report”) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

/s/    Michael Coppins

Michael Coppins

Principal Financial and Accounting Officer

August 14, 2003

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